Exhibit 10.7

                   [LETTERHEAD OF RICHARD CASSIM & ASSOCIATES]


Date: 24 December 2010

Our Ref: R Cassim

Your Ref: Dr Lisa Ramakrishnan



Dear Sir,

ISSUE OF SHARES: MOXISIGN (PTY) LIMITED

We confirm that in that in terms of the memorandum of understanding dated the 7 July 2010, you may now advise your auditors to proceed to issue 49% (forty nine percent) of the authorized and issued shares in Moxisign (PTY) Ltd ("Moxisign") to Hestifor (Pty) limited ("Hestifor").

I hereby confirm I am the attorney of record and agent for service for Hestifor, the now confirmed BEE shareholder of Moxisign.

Once issued, would you kindly have the Hestifor share certificate confirming the 49% shareholding in Moxisign shares sent to my office.

Should you have any queries, please do not hesitate contacting the writer.

Yours truly,

Richard Cassim & Associates


/s/ R Cassim
--------------------------
Per: R Cassim